Exhibit 10.5

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such excluded information has been marked with “[***]”.

SUPPLEMENT

to the

Loan and Security Agreement

dated as of May 5, 2026

among

CITIUS ONCOLOGY, INC.,

a Delaware corporation
(“Company”)

and

CITIUS ONCOLOGY SUB, INC.,

a Delaware corporation

(“Citius Sub”; together with Company and each Additional Borrower, individually and collectively, “Borrower”)

and

AVENUE GROWTH LENDING FUND III, L.P.,

a Delaware limited partnership (“Avenue 3”),

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”),

as administrative agent and collateral agent (in such capacities, including any successors and assigns, “Agent”)

and as a lender (in such capacity, together with Avenue 3 and each other bank, financial institution or entity from time to time party hereto as a lender, a “Lender” and collectively, the “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of May 5, 2026 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 11 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the Parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.

“Commitment Fee” is defined in Part 2, Section 4.

“Conversion Option” is defined in Part 2, Section 3(d).

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) six percent (6.00%), and (ii) twelve and three-quarters of one percent (12.75%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

[***]

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations, official guidance or interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing any of the foregoing.

“First Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its sole discretion, on or prior to December 31, 2026, that: [***].

“First Milestone Measurement Date” means the last day of the calendar month ending on or immediately prior to the proposed date of drawdown of the initial Tranche 2 Loan.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to One Million Sixty-Two Thousand Five Hundred Dollars ($1,062,500).

[***]

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Indemnified Tax” means Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrower to Agent or any Lender under the Loan Documents; provided, however, that Indemnified Taxes shall not include any of the following Taxes imposed on or with respect to Agent or such Lender (or their assignees) or required to be withheld or deducted from a payment to Agent or such Lender (or their assignees): (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Agent or such Lender (or their assignees) being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between Agent or such Lender (or their assignees) and the jurisdiction imposing such Tax; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Agent or such Lender (or their assignees) with respect to an applicable interest under this Agreement pursuant to a law in effect on the date on which (i) Agent or such Lender (or their assignees) acquires such interest in this Agreement or (ii) Agent or such Lender (or their assignees) changes its lending office; and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteenth (18th) month anniversary of the Closing Date; provided, however, that such period shall be extended for six (6) months (i.e., the twenty-fourth (24th) month anniversary of the Closing Date) if as of the last day of the Interest-only Period then in effect, Borrower has drawn one or more Tranche 2 Loans; provided, further, however, that the Interest-only Period shall not exceed twenty-four (24) months.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means November 1, 2029.

[***]

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the first anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by three percent (3.00)%;

(ii) if the prepayment occurs during the period commencing on the day after the first anniversary of the Closing Date and ending on (but including) the second anniversary of the Closing Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by two percent (2.00%); and

(iii) if the prepayment occurs during the period commencing on the day after the second anniversary of the Closing Date and ending on (but excluding) the Maturity Date, an amount equal to the aggregate principal amount of the funded Loans prepaid multiplied by one percent (1.00%).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Pro-Rata Share” means as to any Lender, a percentage equal to (a) such Lender’s Commitment, divided by (b) the aggregate Commitments of all Lenders.

“Second Milestone Date” means the first date on which Borrower has provided evidence to Agent, satisfactory to Agent in its sole discretion, on or prior to March 31, 2027, that: [***].[***] “Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 2 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 2 Loan” is defined in Part 2, Section 1(a)(ii).

“Tranche 2 Milestone Date” means the later of (a) the First Milestone Date, and (b) October 1, 2026; provided, the Tranche 2 Milestone Date shall be deemed not to have occurred unless and until the First Milestone Date has also occurred.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 3 Commitment” opposite such Lender’s name on Schedule 1.

“Tranche 3 Loan” is defined in Part 2, Section 1(a)(iii).

“Tranche 3 Milestone Date” means the later of (a) the Second Milestone Date, and (b) January 1, 2027; provided, the Tranche 3 Milestone Date shall be deemed not to have occurred unless and until the Second Milestone Date has also occurred.

“Warrant” is defined in Part 2, Section 3(a).

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Tranches. Subject to satisfaction of the conditions precedent specified in Section 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement:

(i) Tranche 1. On the Closing Date, each Lender shall severally make, and Borrower agrees to draw, one (1) Growth Capital Loan to Borrower in a principal amount equal to such Lender’s Tranche 1 Commitment.

(ii) Tranche 2. Borrower may request, and each Lender shall severally make, beginning on the Tranche 2 Milestone Date and continuing through December 31, 2026, one or more Growth Capital Loans to Borrower in a principal amount not to exceed Lender’s Tranche 2 Commitment (such Loans, the “Tranche 2 Loans”).

(iii) Tranche 3. Borrower may request, and each Lender shall severally make, beginning on the Tranche 3 Milestone Date and continuing through March 31, 2027, one or more Growth Capital Loans to Borrower in a principal amount not to exceed Lender’s Tranche 3 Commitment (such Loans, the “Tranche 3 Loans”).

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and in increments of Five Hundred Thousand Dollars ($500,000) thereafter (or such lesser amount remaining under such tranche); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date in the aggregate original principal amount of Ten Million Dollars ($10,000,000). Borrower shall not submit a Borrowing Request more frequently than once per calendar month.

(c) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

2. Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, outstanding Growth Capital Loans in whole, but not in part, at any time upon no less than five (5) Business Days’ prior written notice to the Lenders, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment; provided that, if a Lender has not yet exercised its rights under Section 3(d), Borrower shall provide written notice of prepayment at least ten (10) days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 3(d) by delivering written notice to Borrower at least two (2) Business Days in advance of the proposed prepayment date.

3. Issuance of Warrant and Right to Invest; Conversion Right.

(a) Warrant. As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Company (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to the applicable Lender.

(c) Right to Invest. Subject to the terms of this Section, Company shall use its reasonable best efforts to grant to each Lender (or its assignee or nominee) the right, in its discretion, but not the obligation, to invest up to its Pro-Rata Share of One Million Dollars ($1,000,000) in any issuance of equity securities of Company after the Closing Date (including in connection with any private placement of Company’s equity securities (excluding a registered direct offering), on the same terms, conditions, and pricing offered by Company to any investor existing at such time (including discounts and sweeteners); provided, however, such terms shall exclude a seat on Company’s Board of Directors, which may be offered to other investors at Company’s discretion. Company shall not unreasonably withhold, condition, or delay the grant of such right. The Company shall use its reasonable best efforts to provide to Agent as soon as practicable prior to entering into any such private placement, (A) written notice of its intention to undertake such private placement, (B) a summary of the principal terms (or draft term sheet), and (C) to the extent practicable, all information and due diligence materials made available to other prospective lead investors. Each Lender shall thereafter the time allocated in such notice and materials to elect in writing to participate in such private placement. This right shall terminate on the date that is thirty (30) days after the repayment of all Obligations under the Loan and Security Agreement (other than inchoate indemnity obligations or other obligations that specifically survive termination). Participation by any Lender pursuant to this Section shall not be deemed to confer “control” or impose fiduciary duties on any Lender and is in addition to any Warrant held by such Lender.

(d) Conversion Right. Each Lender shall have the right, in its discretion, but not the obligation, at any time and from time to time, while any Growth Capital Loan is outstanding, to convert an amount of up to its Pro-Rata Share of Four Million Dollars ($4,000,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Company’s unrestricted, freely tradeable common stock (the “Common Stock”) at a price per share equal to one hundred twenty percent (120.00%) of the Exercise Price set forth (and as defined) in the Warrant (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to Company in accordance with this Section 3(d) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued, and (iv) a date on which the allotment and issuance of the shares is to take place.

4. Commitment Fee. Borrower shall pay to each Lender a commitment fee in an amount equal to such Lender’s Pro-Rata Share of Two Hundred Fifty Thousand Dollars ($250,000) (the “Commitment Fee”), due and payable on the Closing Date, of which One Hundred Twenty-Five Thousand Dollars ($125,000) has been paid by Borrower to Avenue 2 as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved. If this condition is not satisfied, the One Hundred Twenty-Five Thousand Dollars ($125,000) advance deposit previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (a) its documented reasonable attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and reasonable out of pocket diligence expenses, and (b) such Lender’s and Agent’s documented costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

8. Taxes. All payments by or on account of any obligation of Borrower under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by applicable law, regulation, or international agreement. If at any time any applicable law, regulation or international agreement requires Borrower to make any withholding or deduction for Tax from any such payment or other sum payable to Agent or any Lender, Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority. If such Tax deducted or withheld is an Indemnified Tax, then the sum payable by such Borrower shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or such Lender (as the case may be) receives a net sum equal to the sum that it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Agent with proof satisfactory to Agent or such Lender (as the case may be) indicating that it has made such withholding payment.

9. Compliance with Healthcare Laws. Borrower shall cause the operations and property of Borrower and each Subsidiary to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each Subsidiary shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material applicable laws, including all applicable Healthcare Laws, of governmental authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Closing Date, Borrower has delivered to Agent an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and the Subsidiaries, with applicable Healthcare Laws.

10. Short Selling Restriction.  Each Lender covenants that it will not, and will not cause any person or entity, directly or indirectly, to engage in any “short sales” (as defined under Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended) of Company’s common stock or any other hedging strategies, including but not limited to any derivative instruments, that are designed to, or that might reasonably be expected to, result in the sale of Company’s common stock, for so long as such Lender has an outstanding principal balance under any Growth Capital Loan.

11. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

b)	Its Equipment is located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

c)	Its Inventory is located at:

[***]

[***]

d)	Its Records are located at: 11 Commerce Drive – 1St Floor, Cranford, NJ 07016

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: N/A

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: TenX Keane Acquisition

g)	Its state corporation identification number is:

Name	State Corporation ID No.
Citius Oncology, Inc.	[***]
Citius Oncology Sub, Inc.	[***]

h)	Its U.S. federal tax identification number is:

Name	Fed. Employer ID No.
Citius Oncology, Inc.	[***]
Citius Oncology Sub, Inc.	[***]

i)	Including Borrower’s Primary Operating Account identified in Section 6, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

CITIUS ONCOLOGY, INC.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chairman and Chief Executive Officer

CITIUS ONCOLOGY SUB, INC.

By:	/s/ Myron Holubiak
Name:	Myron Holubiak
Title:	Chief Executive Officer

Address for Notices:	11 Commerce Drive, 1st Floor
Cranford, NJ 07016
	Attn:	[***]
	Email:	[***]

[Signature page to Supplement to Loan and Security Agreement]

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address for Notices:	[***]

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	[***]

AVENUE GROWTH LENDING FUND III, L.P.

	By:	Avenue Growth Lending Partners III, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	[***]

[Signature page to Supplement to Loan and Security Agreement]

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	[DATE]

The undersigned (“Borrower”) promises to pay to the order of [AVENUE VENTURE OPPORTUNITIES FUND II, L.P.][AVENUE GROWTH LENDING FUND III, L.P.], a Delaware limited partnership (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the greater of (i) the sum of (A) the Prime Rate plus (B) six percent (6.00%), and (ii) twelve and three-quarters of one percent (12.75%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of May [●], 2026, among the Borrower, each other borrower party thereto, Lender, each other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 1(c) of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

[Signature page to Promissory Note]

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

[BORROWER]

By:
Name:
Its:

EXHIBIT “B”

FORM OF BORROWING REQUEST

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

SCHEDULE 1

LENDER COMMITMENTS

[***]